MARK IV INDUSTRIES, INC.

                   Prospectus Supplement dated March 19, 1999
                    to the Prospectus dated February 13, 1998



The Selling Holders table contained on pages 16-18 of the Prospectus is hereby supplemented to include additional Selling Holders as indicated in the following table:


                                 Aggregate                Number of Shares of
                               Principal Amount           Common Stock Issuable
 Name of Selling Holder         of Notes Owned             Upon Conversion of
                               and That May be            Notes That May be Sold
                                   Sold

Bear, Stearns & Co. Inc. (1)    $44,350,000                   1,351,619


(1) Amended information to Prospectus Supplement dated May 8, 1998 and Prospectus dated February 13, 1998.